EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 108 to the Registration Statement (File Nos. 2-11401 and 811-203) (the “Registration Statement”) of Massachusetts Investors Trust (the “Registrant”), of my opinion dated February 28, 2012, appearing in Post-Effective Amendment No. 97 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on February 28, 2012.

CHRISTOPHER R BOHANE
Christopher R. Bohane
Assistant Secretary and Assistant Clerk

Boston, Massachusetts

April 27, 2017